                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT


     THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is made and entered into as of June 26, 1996, by and among FIBREBOARD CORPORATION, a Delaware corporation ("Buyer"), STONE PRODUCTS CORPORATION, a California corporation ("Company"), DONALD G. CASTLE, on behalf of First Albany Corporation as custodian for Donald G. Castle ("First Albany"), DONALD G. CASTLE REVOCABLE LIVING TRUST DATED JANUARY 1, 1990 ("Castle Trust"), CHARLES G. DAVIS, JR., an individual resident in the State of California ("Davis"), CHARLES G. DAVIS, JR. REVOCABLE LIVING TRUST DATED JANUARY 27, 1990 ("Davis Trust"), JAMES S. FETHERSTON, an individual resident in the State of California ("Fetherston"), ALEXANDER D. SMITH, an individual resident in the State of Michigan
("A. Smith"), GREGORY C. SMITH, an individual resident in the State of Michigan ("G. Smith"), GREGORY C. SMITH, on behalf of Huntington Bank of Michigan as Custodian for Gregory C. Smith ("Huntington"), JULIE E. SMITH, an individual resident in the State of Michigan ("J. Smith"), ADVENT INTERNATIONAL INVESTORS LIMITED PARTNERSHIP ("AILP"), ADVENT OMNIBUS LIMITED PARTNERSHIP ("AOLP"), ADVENT UNO, C.V. ("AUCV"), ADVENT UNO, S.A. ("AUSA"), INTERNATIONAL NETWORK FUND LIMITED PARTNERSHIP ("INFLP") and KOWA COMPANY, LTD., a Japanese corporation ("Kowa") (First Albany, Castle Trust, Davis Trust, Fetherston, A. Smith,
G. Smith, Huntington, J. Smith, AILP, AOLP, AUCV, AUSA, INFLP and Kowa are collectively referred to herein as the "Sellers" and individually as a "Seller").

     RECITALS:

     A. Buyer, Company and Sellers are parties to a Stock Purchase Agreement dated as of June 5, 1996 (the "Stock Purchase Agreement").

     B. Buyer, Company and Sellers desire to amend the Stock Purchase Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Buyer, Company and Sellers agree as follows:

     1. DEFINED TERMS; SECTION REFERENCES. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Stock Purchase Agreement. References in this Amendment to numbered Articles and Sections shall refer to the numbered Articles and Sections of the Stock Purchase Agreement.

     2. AMENDMENT OF STOCK PURCHASE AGREEMENT. The Stock Purchase Agreement is hereby amended as follows:

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     2.1  Section 1.2(a) shall be replaced in its entirety with the following:

          (a)  PURCHASE PRICE.   The aggregate purchase price (the "Purchase
     Price") to be paid to the Sellers by the Buyer for the Stock shall be forty-eight million five hundred thousand dollars ($48,500,000.00) less the following costs and expenses ("Sale Costs and Expenses") which shall be calculated and paid by the Company at the Closing hereunder:

               (1) payment obligations of the Company in connection with a sale of the Company pursuant to its long-term incentive compensation agreements with each of Peter Borst, Daniel Brown, Richard Brown, Steven Brown, and Robert Heath, and pursuant to its phantom stock arrangement with Lawrence Massey and all other payment obligations arising from a termination or full performance of any and all incentive compensation, severance, noncompete, phantom stock and/or management agreement and any and all employment agreements which Buyer requests to be terminated prior to the Closing Date currently in effect of the Company or CHSC; provided, however, that Buyer may not request termination of the existing employment agreements of Messrs. Cassedy and Massey; and

               (2) accountants' fees and expenses of the Company and the Sellers in connection with the transaction contemplated by this Agreement (including the audit required by Section 1.2(c) below).

          The amount of Purchase Price reduction attributed to items (1) and (2) above (as listed on the Purchase Price Schedule attached hereto as EXHIBIT
     D) shall be one million four hundred thousand dollars ($1,400,000.00).

          The Purchase Price shall be divided among the Sellers as set forth on EXHIBIT A hereto, after payment of (i) attorneys' fees and expenses of the Company and the Sellers in connection with the transaction contemplated by this Agreement and (ii) fees and expenses payable to Dillon, Read & Co., Inc. pursuant to the certain letter agreement with the Company dated January 17, 1996.

     2.2 The last sentence of Section 1.2(b) shall be replaced in its entirety with the following:

     The "Adjustment Amount" (which may be a positive or negative number) will be equal to (i) the total consolidated stockholders' equity of the Company as of June 30, 1996 (or, if applicable, in accordance with Section 1.2(d) below) determined in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, plus (ii) one million four hundred thousand dollars ($1,400,000.00), which represents Sale Costs and Expenses which were a reduction to the Purchase Price (the sum of (i) and (ii) being hereinafter referred to "Adjusted Equity"), minus (iii) thirteen million nine hundred fifty-seven thousand dollars ($13,957,000.00). This adjustment is predicated on the Company having accrued the full and final amounts of Sale Costs and Expenses on its June 30, 1996 balance sheet as audited. An example thereof is attached hereto as EXHIBIT E.

     2.3  Section 1.2(c) shall be amended to add at the end thereof following:

          (2) At Seller's expense, the Company will cause Price Waterhouse LLP to deliver, at the time of its delivery of the Closing Financial Statements to the Company, an opinion, in form satisfactory to Buyer in its reasonable discretion, that payments made by the Company pursuant to the payment obligations described in Section 1.2(a)(1) shall be deductible in full by the Company in computing its taxable income for federal and California state income tax purposes.

     2.4  Section 7.3 shall be replaced in its entirety with the following:

          Section 7.3 DELIVERIES. At or prior to the Closing Date, Buyer shall have delivered the following instruments and documents:

          (a) to the Sellers, payment of the Purchase Price less the Escrow Amount and the Supplemental Escrow Amount (as such terms are defined in Section 7.3(b) and (c) below) by wire transfer of immediately available funds to the respective accounts specified by Sellers no less than forty-eight (48) hours prior to the Closing Date or if no such account is specified by a Seller a certified or cashier's check payable to the account of such Seller in immediately available funds;

          (b) to First Trust of California ("Escrow Holder"), payment of two million dollars ($2,000,000.00) (the "Escrow Amount") by wire transfer of immediately available funds with directions to retain, hold and dispose of these funds in accordance with the terms of the Escrow Agreement among Buyer, the Company and the Sellers which shall be in substantially the form of EXHIBIT B attached hereto (the "Escrow Agreement") to fund the payment of any liability of the Sellers to Buyer arising under Section 9.2 of this Agreement;

          (c) to First Trust of California ("Supplemental Escrow Holder"), payment of one million one hundred thousand dollars ($1,100,000.00) (the "Supplemental Escrow Amount") by wire transfer of immediately available funds with directions to retain, hold and dispose of these funds in accordance with the terms of the Supplemental Escrow Agreement among Buyer, the Company and the Sellers which shall be in substantially the form of EXHIBIT C attached hereto (the "Supplemental Escrow Agreement") to fund the payment of certain liabilities of the Sellers to Buyer arising out of the letter agreement among Buyer, the Company and the Sellers dated as of June 26, 1996 (the "Letter Agreement");

          (d) to the Sellers, a certificate of the due incorporation, valid existence and good standing of Buyer in the State of Delaware, issued by the appropriate authorities of such jurisdiction;

          (e) to the Sellers, an opinion of Pillsbury Madison & Sutro LLP, counsel for Buyer, in form satisfactory to Sellers in their reasonable discretion; and

          (f) such other documents and instruments as Sellers shall have reasonably requested as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by Buyer in this Agreement and the other documents contemplated herein, (ii) the satisfaction of all conditions contained herein or therein and (iii) all other matters pertaining hereto and thereto.

     2.5  Section 9.2(a) shall be amended by adding the following subparagraph
(iv):

          (iv) the termination by the Company of noncompete agreements at Closing and the Company's payment obligations under long-term incentive compensation agreements with each of Peter Borst, Daniel Brown, Richard Brown, Steven Brown and Robert Heath and pursuant to its phantom stock arrangement with Lawrence Massey;

     2.6  Section 9.4 shall be replaced in its entirety with the following:

          9.4 EXCLUSIVITY OF REMEDIES. From and after the Closing Date, except for any claims relating to fraudulent misrepresentation, the parties' remedies for breach of representations, warranties and covenants herein contained and all other rights and remedies of the parties for breach of this Agreement or in connection with any dispute arising under this Agreement or the transactions effected hereby or arising out of or relating to the business of the Company as heretofore or hereafter conducted or as existing on the date hereof shall not be cumulative and shall be exclusively governed by and exclusively limited to this Article IX, the provisions of the Escrow Agreement and the Supplemental Escrow Agreement.

     2.7  Section 10.5 shall be replaced in its entirety with the following:

          10.5 CONSTRUCTION; ENTIRE AGREEMENT; AMENDMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of California irrespective of such state's choice of law principles. This Agreement, together with the schedules and exhibits attached hereto and the Letter Agreement, contains the entire agreement between the Sellers and Buyer with respect to the transactions contemplated hereby and supersedes all prior arrangements and understandings among them with respect thereto. This Agreement may not be amended, modified or changed except by instruments in writing signed by all of the parties hereto.

     3. NONCOMPETITION AGREEMENTS. The parties acknowledge that Buyer is hereby requesting that the Company (or its subsidiary) terminate all existing noncompete agreements between the Company (or its subsidiary) and any of their respective employees effective at the Closing (except for the Non-Competition Agreement between the Company (or its subsidiary) and Robert Owen dated March 2, 1995 and the Non-Competition Agreement between the Company (or its subsidiary) and Ammon Troyer dated March 2, 1995) and that the costs associated with such terminations shall be reduced from the Purchase Price at Closing in accordance with Section 1.2(a) of the Stock Purchase Agreement.

     4.  GENERAL.

     (a) FURTHER ASSURANCES. Buyer, Company and Sellers each agree that it will execute and deliver such instruments and documents and take such other action as may be necessary to give effect to the terms of this Amendment or the Stock Purchase Agreement.

     (b) GENERAL PROVISIONS. The terms of Article X of the Stock Purchase Agreement are incorporated herein by this reference to refer to this Amendment.

     (c) EFFECT OF AMENDMENT. Buyer, Company and Sellers acknowledge and agree that except as amended by this Amendment, the Stock Purchase Agreement has not been amended, modified or supplemented, that this Amendment supersedes all prior documents and understandings, oral or written, between the parties concerning its subject matter, and that, as amended hereby, the Stock Purchase Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the Buyer, Company and Sellers have executed this Amendment as of the date first above written.


  BUYER:                                  COMPANY:

  FIBREBOARD CORPORATION, a Delaware      STONE PRODUCTS CORPORATION, a
  corporation                             California corporation



  By /s/ Herbert M. Elliott               By /s/ James S. Fetherston
     --------------------------------        --------------------------------
           Herbert M. Elliott                      James S. Fetherston
             Vice President                       Chairman of the Board

  SELLERS:



      /s/ James S. Fetherston             /s/ Donald G. Castle
     --------------------------------     --------------------------------
                James S. Fetherston          Donald G. Castle, on behalf of
                                              First Albany Corporation as
                                             custodian for Donald G. Castle


  CHARLES G. DAVIS, JR. REVOCABLE         DONALD G. CASTLE REVOCABLE LIVING
  LIVING TRUST DATED JANUARY 27, 1990     TRUST DATED JANUARY 1, 1990



  By /s/ Charles G. Davis, Jr.            By /s/ Donald G. Castle
     --------------------------------        --------------------------------
     Charles G. Davis, Jr., Trustee             Donald G. Castle, Trustee




  /s/ Charles G. Davis, Jr.                  /s/ Julie E. Smith
 ------------------------------------        --------------------------------
          Charles G. Davis, Jr.                         Julie E. Smith




  /s/ Gregory C. Smith                       /s/ Gregory C. Smith
 ------------------------------------        --------------------------------
            Gregory C. Smith                    Gregory C. Smith, on behalf of
                                                Huntington Bank of Michigan as
                                                custodian for Gregory C. Smith



  /s/ Alexander D. Smith
  -----------------------------------
           Alexander D. Smith

  INTERNATIONAL NETWORK FUND LIMITED         ADVENT UNO, S.A.
  PARTNERSHIP

  By Advent International
     Corporation,
     General Partner                         By /s/ David M. Mussafer
                                                ------------------------------
                                                       David M. Mussafer
                                                       Attorney-in-Fact

  By /s/ David M. Mussafer
    ------------------------------
            David M. Mussafer
            Attorney-in-Fact


  ADVENT OMNIBUS LIMITED PARTNERSHIP         ADVENT INTERNATIONAL INVESTORS
                                             LIMITED PARTNERSHIP
  By Advent International
     Corporation, General Partner

  By Advent International Limited
     Partnership, General Partner            By /s/ David M. Mussafer
                                                -------------------------------
                                                       David M. Mussafer
                                                       Attorney-in-Fact

  By /s/ David M. Mussafer
     -------------------------------
            David M. Mussafer
            Attorney-in-Fact


  ADVENT UNO, C.V.                            KOWA COMPANY, LTD., a Japanese
                                              corporation
  By International Network Fund
     Limited Partnership, General
     Partner

  By Advent International                     By /s/ Shiro Yamaji
     Corporation, General Partner                ------------------------------
                                              Name:  Shiro Yamaji
                                              Title:    Attorney-in Fact for
                                                        Takayasu Miwa, Chairman
  By /s/ David M. Mussafer
     ------------------------------
           David M. Mussafer,
            Attorney-in-Fact